CVS CORPORATION

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                           Partnership Equity Program

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             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

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                                 CVS CORPORATION

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                           Partnership Equity Program

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
1.       Purpose  ........................................................................................1

2.       Status as Subplan Implemented Under the Omnibus Plan.............................................1

3.       Eligibility......................................................................................1

4.       Awards Under the Program.........................................................................1

5.       Election to Participate and Invest in Program; Purchased Shares..................................2

6.       Matching Restricted Stock Units; Certain Terms Applicable to Stock
            and Matching Restricted Stock Units...........................................................4

7.       Options..........................................................................................5

8.       Forfeiture and Acceleration Upon Termination or Change in Control................................6

9.       General Provisions...............................................................................8

10.      Effective Date and Termination of Program........................................................9


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                                 CVS CORPORATION

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                           Partnership Equity Program

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         1. Purpose. This Partnership Equity Program (the "Program") of CVS
Corporation (the "Company") is implemented under the Company's Omnibus Stock Incentive Plan (the "Omnibus Plan") in order to promote a partnership and team environment among the officer group through a mutual commitment to ownership of a proprietary interest in the Company through investment in the Company's Common Stock, $.01 par value per share ("Stock"), in the form of restricted stock units, and acquisition of additional restricted stock units and options to purchase Stock subject to a requirement of long-term service to the Company, and otherwise to further the purposes of the Omnibus Plan.

         2. Status as Subplan Implemented Under the Omnibus Plan. The Program has been adopted by the Compensation Committee, pursuant to its authorization under the Omnibus Plan, as a subplan implemented under the Omnibus Plan. All shares of Stock issued or delivered in settlement of Purchased Shares (as hereinafter defined) and Matching Restricted Stock Units (as hereinafter defined) under the Program or issued upon exercise of options granted under the Program shall be shares of Stock reserved and available under the Omnibus Plan. All of the terms and conditions of the Omnibus Plan are hereby incorporated by reference. Capitalized terms used in the Program but not defined herein shall have the same meanings as defined in the Omnibus Plan. If any provision of the Program is inconsistent with a provision of the Omnibus Plan, the provision of the Omnibus Plan shall govern. The foregoing notwithstanding, if at any time the authority of the Committee to grant awards under the Omnibus Plan is terminated, the Committee may specify that the Program shall continue in effect under a plan which is a successor to the Omnibus Plan and which authorizes the Committee to grant awards of the type granted under the Program. In such case, Purchased Shares and Matching Restricted Stock Units subsequently sold or awarded and options subsequently granted shall be deemed to be awards under such successor plan, and, with respect to such subsequent awards, all references in this Program to the Omnibus Plan shall be deemed to refer instead to such successor plan.

         3. Eligibility. Those officers and other key employees of the Company and its majority owned subsidiaries named on Exhibit A hereto (filed in confidence with the Committee's minutes) shall be eligible to participate in the Program for the initial 1997 offering. In addition, the Committee may, in its discretion, specify additional officers and other key employees who may become participants in the Program, together with the terms of participation to the extent not already specified in the Program or the Omnibus Plan, by attaching one or more additional exhibits hereto.

         4. Awards Under the Program. An "Award" is a "Stock-Based Award," as defined in Section 9 of the Omnibus Plan, which consists of the following three components:

                  (i) "Purchased Shares" shall be either Stock Units (as hereinafter defined) credited to a designated


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         subaccount, or actual shares of Stock held in a designated subaccount, under the Participant's Purchased Share Account established under
         Section 5(b), representing the Participant's investment under the Program.

                  (ii) "Matching Restricted Stock Units" shall be forfeitable Stock Units credited to the Participant's Matching Account as a bonus.

                  (iii) An "Option" shall be an option to purchase Stock granted to the Participant in connection with his or her investment in Purchased Shares.

Actual shares offered and sold as "Purchased Shares" and "Stock Units" are authorized by Section 9 of the Omnibus Plan. Each Stock Unit represents a right to receive, at the time of settlement specified in the Program, one share of Stock. In addition, during the period each Stock Unit is outstanding (i.e., prior to settlement or forfeiture), the Participant is entitled to crediting of dividend equivalents as specified in Section 6(b) in respect of each Stock Unit. Stock Units will include fractional stock units calculated to not less than three decimal places. An Option is a non-qualified stock option granted under
Section 6 of the Omnibus Plan. The foregoing notwithstanding, if a Participant deposits previously acquired shares into his or her Purchased Share Account, such shares shall not be deemed an issuance of shares under the Omnibus Plan and shall not count against the number of shares reserved for issuance under the Omnibus Plan.

         5.       Election to Participate and Invest in Program; Purchased
Shares.

                  (a) Offering Periods and Elections. The initial period during which eligible persons may elect to participate and invest (the "1997 Offering Period") under the Program will close on February 18, 1997. The closing date of any other offering period under the Program will be specified by the Committee. Before a closing date, each person eligible to elect to participate in that offering period shall be notified by the Committee of the terms of the Program, including the amount such person is permitted to invest toward Purchased Shares, the permitted ways to make the investment, the date (the "Purchase Date") on which the price of Purchased Shares (the "Purchase Price") will be determined, and the offering period closing date, and shall be provided with an election form by which such person may elect (i) the amount to be invested in Purchased Shares and (ii) the manner in which the amount to be invested in Purchased Shares will be paid. Unless otherwise determined by the Committee, a Participant may invest in Purchased Shares in two ways:

                  (i) on a pre-tax basis, by directing that (A) all or part of any cash incentive bonus that may become payable within six months after the end of the offering period be applied to the amount invested; or (B) all or part of an account balance under the Melville Deferred Compensation Plan (or a successor plan) be applied to the amount invested; or

                  (ii) on an after-tax basis, by depositing shares of Stock previously acquired by the Participant into the Participant's Purchased Share Account promptly following the Purchase Date.

If previously acquired shares are deposited in payment for Purchased Shares, each such deposited share shall be deemed to have a value equal to the Purchase Price of one Purchased Share. An eligible person who elects to participate shall be liable for full payment of the amount


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elected to be invested so that, if the manner of payment elected by the
Participant fails to provide full payment, the Participant will be notified and required to promptly pay any unpaid balance of the amount to be invested in cash or through such other means as may be agreed to by the Committee.

                  (b) Acquisition of Purchased Shares. The Company shall establish and maintain for each Participant in each Offering Period a Purchased Share Account, which shall have the following subaccounts (as applicable):

                  (i) A "Pre-Tax Subaccount" for crediting of Stock Units as a result of a pre-tax investment; or

                  (ii) An "After-Tax Subaccount" for deposit and holding of actual shares as a result of an after-tax investment paid by the deposit of previously acquired shares.

At the Purchase Date for an Offering Period, there shall be credited to the Participant's Pre-Tax Subaccount a number of Purchased Shares, in the form of Stock Units, equal to the pre-tax amount invested divided by the Purchase Price (rounded up to the next whole number of Stock Units), and there shall be deposited into the Participant's After-Tax Subaccount a number of Purchased Shares, in the form of actual shares of Stock, equal to the after-tax amount invested divided by the Purchase Price (rounded up to the next whole number of shares). The After-Tax Subaccount shall be an account maintained by a broker-dealer, the Company's transfer agent, or such other party as may be designated by the Company for the benefit of the Participant (the "Custodian"). The foregoing notwithstanding, if a Participant has deposited cash to be used for the purchase of actual shares as Purchased Shares through open-market purchases, the number of such Participant's Purchased Shares for purposes of Sections 6(a) and 7(a) shall be deemed to be the number purchasable at the Purchase Price, rounded up to the next whole number of shares, even though the number of actual shares acquired by the Custodian for the Participant's After-Tax Account may differ.

                  (c) Certain Terms of Pre-Tax and After-Tax Subaccounts. Stock Units credited as Purchased Shares to the Pre-Tax Subaccount shall be subject to the terms of Sections 6(b) (dividend equivalents), 6(c) (settlement), and 6(d) (optional deferral). If so permitted by the Custodian, dividends and distributions on Purchased Shares in the After-Tax Subaccount shall be automatically reinvested in additional shares, which then shall be subject to the same terms and conditions applicable to Purchased Shares. If such dividend reinvestment is not so permitted, the Committee shall determine whether and how dividends and distributions on Purchased Shares in the After-Tax Subaccount shall be held or invested under such Subaccount. The Participant shall execute any document required by the Company and such Custodian in order to give effect to the terms of the Program.

                  (d) Restrictions on Withdrawals and Dispositions of Purchased Shares. Purchased Shares in the form of Stock Units credited to the Participant's Pre-Tax Subaccount may not be transferred, withdrawn, or otherwise disposed of prior to the settlement of such Stock Units (generally not earlier than the fifth anniversary of the Purchase Date), and shall be settled at the time and in the manner specified in Section 6(c) (subject to Section 8(b)). Purchased Shares in the form of actual shares deposited in the Participant's After-Tax Subaccount are subject to no


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restriction on transfer, withdrawal, or other dispositions, except that any such disposition prior to the settlement of Matching Restricted Stock Units relating to such Purchased Shares will result in the forfeiture of Matching Restricted Stock Units and Options as specified in Section 8(e). Purchased Shares in the form of actual shares will be settled by means of the lapse of this risk of forfeiture of related Matching Restricted Stock Units and Options. Each Participant for whom an After-Tax Subaccount is established shall authorize and direct the Custodian to inform the Company of any transaction affecting the Purchased Shares or other event under such Subaccount prior to the settlement of the Matching Restricted Stock Units to which such Purchased Shares relate.

         6. Matching Restricted Stock Units; Certain Terms Applicable to Stock Units and Matching Restricted Stock Units.

                  (a) Grant of Matching Restricted Stock Units. Each Participant shall be granted, as of the Purchase Date, a number of Matching Restricted Stock Units equal to the number of Purchased Shares the Participant has invested in at that date (subject to adjustment). The Company shall establish and maintain for each Participant in each Offering Period a Matching Account to which Matching Restricted Stock Units shall be credited under this Section 6.

                  (b) Dividend Equivalents. A Participant shall be entitled to receive dividend equivalents in respect of Stock Units, including both Stock Units credited to a Pre-Tax Subaccount and Matching Restricted Stock Units credited to a Matching Account, as follows:

                  (i) Dividends Other Than Stock Dividends. If the Company declares and pays any dividend or distribution on Stock in the form of cash or any other property other than Stock, the record date of which is prior to the settlement of Stock Units and/or Matching Restricted Stock Units, the Company shall credit, as of the payment date of such dividend or distribution, a number of additional Stock Units to the Participant's Pre-Tax Subaccount and the number of additional Matching Restricted Stock Units to the Participant's Matching Account determined by multiplying (A) the amount of cash actually paid plus the fair market value at such payment date of any such property actually paid as a dividend or distribution per share of Stock times (B) the number of Stock Units and Matching Restricted Stock Units credited to the respective account at the record date and dividing the product by (C) the Fair Market Value per share of Stock on the dividend or distribution payment date.

                  (ii) Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Stock payable on Stock, or their occurs a forward stock split of the Stock, the record date of which is prior to the settlement of Stock Units and/or Matching Restricted Stock Units, the Company shall credit, as of the payment date of such dividend, distribution, or split, a number of additional Stock Units to the Participant's Pre-Tax Subaccount and the number of additional Matching Restricted Stock Units to the Participant's Matching Account equal to the number of shares of Stock paid as a dividend or distribution per share of Stock or distributed as a result of the split per share of Stock multiplied by the number of Stock Units and Matching Restricted Stock Units credited to the respective account at the record date.


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                  (iii) Other Terms Applicable to Stock Units and Matching
         Restricted Stock Units Resulting from Dividends or Splits. Additional Stock Units or Matching Restricted Stock Units credited under this
         Section 6(b) will be subject to the same terms, including the risk of forfeiture in the case of Matching Restricted Stock Units, as the Stock Units or Matching Restricted Stock Units in respect of which they were credited. No such additional Matching Restricted Stock Units will be credited to a Participant in respect of Matching Restricted Stock Units forfeited under Section 8 on or before the payment date for the dividend, distribution, or split.

A Participant shall not be entitled to receive actual dividends in respect of Stock Units or Matching Restricted Stock Units prior to the issuance of Stock in settlement thereof.

                  (c) Settlement. Stock Units, and Matching Restricted Stock Units not previously forfeited under Section 8(c), shall be settled on the fifth anniversary of the Purchase Date; provided, however, that the Stock Units, and Matching Restricted Stock Units not previously forfeited, shall be settled on an accelerated basis as set forth in Section 8(c), and the Committee may, in other circumstances in its discretion, accelerate such settlement; and provided further, that the settlement of Stock Units and Matching Restricted Stock Units may be deferred by the prior election of the Participant as permitted under
Section 6(d). Such settlement shall be effected by issuance and delivery, as promptly as practicable on or after the settlement date, of one share of Stock for each Stock Unit and each Matching Restricted Stock Unit being settled. The Committee may, in its discretion, make delivery of shares hereunder by depositing such shares into an account maintained by or for the Participant (or of which the Participant is a joint owner, with the consent of the Participant), including an After-Tax Subaccount established under the Program or another account established in connection with a plan or arrangement providing for investment in Stock and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Committee determines to settle Stock Units and Matching Restricted Stock Units by making a deposit of shares into such an account, the Company may settle any fractional Unit by means of such deposit if practicable under the terms of such account. In other circumstances or if so determined by the Committee, the Company may instead pay cash in lieu of delivery of a fractional share, on such basis as the Committee may determine. In no event will the Company in fact issue fractional shares. Upon such settlement, all obligations of the Company in respect of such Stock Units and Matching Restricted Stock Units shall be terminated, and the shares so distributed shall not be subject to any risk of forfeiture or restriction on transferability imposed under the Program.

                  (d) Optional Deferral of Settlement of Stock Units. A Participant may defer settlement of Stock Units and/or Matching Restricted Stock Units if approved by the Committee and on such terms as may be specified by the Committee.

         7.       Options.

                  (a) Grant of Options; Exercise Price. Each Participant shall be granted, as of the Purchase Date, an Option to purchase a number of shares equal to the whole number that is ten times the number of Purchased Shares the Participant has invested in at that date (subject to adjustment). The exercise price per share of the Option will equal the Purchase Price of the Purchased Shares (subject to adjustment).


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                  (b) Exercisability. A Participant's Option may be exercised only to the extent it has become exercisable. The Option (to the extent not previously expired) shall become exercisable for one-third of the underlying shares on each of the third, fourth, and fifth anniversaries of the Purchase Date, provided, however, that the Option (to the extent not previously expired) shall become exercisable on an accelerated basis as set forth in Section 8(d), and the Committee may, in other circumstances in its discretion, accelerate the exercisability of the Option. The Option may be exercised only to purchase whole shares; no fractional shares will be issued upon exercise of the Option.

                  (c) Expiration. A Participant's Option, to the extent that it has not been earlier exercised, shall expire the day before the tenth anniversary of the date as of which the Option was granted (the "Scheduled Expiration Date"), provided, however, that if the Participant has a Termination of Employment prior to the Scheduled Expiration Date, the Option shall expire at the time specified in Section 8(d).

                  (d) Manner of Exercise. Options may be exercised in whole or in part, from time to time, all subject to the limitations on exercise set forth in this Section 7. Exercise shall be accomplished in accordance with Section 6 of the Omnibus Plan. At the time of exercise, the exercise price of the number of shares as to which the Option is being exercised shall be tendered to the Company. The exercise price of such Option shares shall be paid in cash or by check or, subject to Section 9(f), by surrender to the Company of shares of the Company's Stock (valued at their Fair Market Value on the date of exercise) other than shares acquired from the Company by exercise of an option during the preceding six months, or by a combination of cash, check, and surrender of such shares. For this purpose, the Participant may direct that Purchased Shares, including Stock Units, and Matching Restricted Stock Units shall be deemed to be tendered in payment of the exercise price. In such case, an equivalent number of shares acquired upon such exercise shall remain subject to the terms and conditions applicable to the Purchased Shares or Matching Restricted Stock Units deemed to have been tendered, and such tender shall not be deemed to be a disposition of such Purchased Shares or Matching Restricted Stock Units for purposes of the Program. In addition to the method of exercise and payment set forth in this Section 7(d), the Option may be exercised and payment to the Company made in accordance with any other procedures made available from time to time by the Committee.

         8.       Forfeiture and Acceleration Upon Termination or Change in
Control.

                  (a) Definition of Terms Relating to Termination and Change in Control. For purposes of the Program, terms relating to termination and change in control of the Company shall be defined for a given Participant as follows:

                  (i) The terms "Cause," "Change in Control," "Constructive Termination," "Disability," "Normal Retirement," and "Approved Early Retirement" shall have the meanings defined in the Participant's employment agreement or, if none, change in control agreement with the Company, as then in effect.
                  (ii) The term "Termination of Employment" means a termination of the Participant's employment with the Company or a subsidiary after which he or she is not continuing as an employee of the Company or any subsidiary.


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                  (b) Purchased Shares. In the event of a Participant's
Termination of Employment for any reason and in the event of a Change in Control, all of the Participant's outstanding Purchased Shares will be settled in accordance with Sections 5(d) and 6(c) as promptly as practicable following such event, except as such settlement of Stock Units credited to the Participant's Pre-Tax Subaccount may be deferred by the prior election of the Participant as permitted under Section 6(d). Purchased Shares are not forfeitable in any circumstance.

                  (c) Matching Restricted Stock Units. In the event of a Participant's Termination of Employment due to death, Disability, Normal Retirement, Approved Early Retirement, or by the Company but not for Cause, and in the event of a Change in Control, all of the Participant's outstanding Matching Restricted Stock Units will be settled in accordance with Section 6(c) as promptly as practicable following such Termination, except as such settlement may be deferred by the prior election of the Participant as permitted under
Section 6(d). In the event of a Participant's voluntary Termination of Employment or Termination of Employment by the Company for Cause, all of the Participant's outstanding Matching Restricted Stock Units will be immediately forfeited.

                  (d) Options. In the event of a Participant's Termination of Employment due to death, Disability, Normal Retirement, or Approved Early Retirement, or by the Company but not for Cause, and in the event of a Change in Control, all of the Participant's outstanding Options that are not then exercisable will become immediately exercisable. In addition, in the event of such Termination of Employment the Participant's Options shall expire as follows:

                  (i) In the event of a Participant's Termination of Employment due to death or Disability, the Participant's Options will expire at the earlier of the first anniversary of such Termination or the Scheduled Expiration Date.

                  (ii) In the event of a Participant's Termination of Employment due to Normal Retirement, Approved Early Retirement, or by the Company prior to a Change in Control and not for Cause, the Participant's Options will expire at the earlier of the third anniversary of such Termination or the Scheduled Expiration Date.

                  (iii) In the event of a Participant's voluntary Termination of Employment prior to a Change in Control, the Participant's Options that are not then exercisable will be forfeited and expire immediately, and the Participant's Options that are exercisable at the time of such Termination will expire at the earlier of 90 days following such Termination or the Scheduled Expiration Date.

                  (iv) In the event of a Participant's voluntary Termination of Employment after a Change in Control, Constructive Termination after a Change in Control, or Termination of Employment by the Company after a Change in Control and not for Cause, the Participant's Options will expire at the earlier of the Scheduled Expiration Date or the first anniversary of Participant's death.

                  (v) In the event of a Participant's Termination of Employment by the Company for Cause, all of the Participant's Options will be forfeited and expire immediately.


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The foregoing notwithstanding, if any provision of an employment agreement between the Company and the Participant in effect, or policy, including an income continuation policy, applicable to the Participant and in effect, at the time of a Change in Control or Termination of Employment would provide the Participant with more favorable treatment with respect to Matching Restricted Stock Units or Options than under this Section 8, such provision shall govern.

                  (e) Dispositions of Purchased Shares from After-Tax Account. Except as provided in Section 7(d), Purchased Shares in the form of Stock Units credited to a Pre-Tax Subaccount are non-transferable. Purchased Shares deposited in an After-Tax Subaccount are not restricted as to transferability, but, except as provided in Section 7(d), if a Participant sells, withdraws, or otherwise disposes of Purchased Shares from his or her After-Tax Subaccount prior to the settlement of Matching Restricted Stock Units relating to such Purchased Shares, the Participant will immediately forfeit the number of Matching Restricted Stock Units (including additional Matching Restricted Stock Units acquired as a result of deemed dividend reinvestment on previously credited Matching Restricted Stock Units) that were credited with respect to the Purchased Shares disposed of, and the Participant will immediately forfeit all or a portion of the Option granted in respect of the Purchased Shares disposed of determined as follows: Such Participant shall forfeit the Option to purchase ten shares for each Purchased Share so disposed of, except that only the portion of the Option that is not yet exercisable shall be forfeited and, therefore, the maximum number of underlying shares as to which the Option is forfeitable under this Section 8(e) shall not exceed the number of underlying shares as to which the Option had not yet become exercisable.

         9.       General Provisions.

                  (a) Adjustments. Purchased Shares (including both actual shares and Stock Units), Matching Restricted Stock Units, Options, and optionally deferred Stock Units, and terms relating thereto, shall be subject to adjustment in accordance with Section 10 of the Omnibus Plan.

                  (b) Nontransferability. Stock Units, Matching Restricted Stock Units, Options, and all rights relating thereto shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution (or pursuant to a beneficiary designation if and to the extent authorized by the Committee), and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, or similar process.

                  (c) Certain Other Terms. Terms relating to compliance with legal obligations, withholding of shares issuable in settlement of Stock Units and Matching Restricted Stock Units, and upon exercise of Options, to pay tax withholding obligations, and terms applicable to Awards under the Program are set forth in Section 11 of the Omnibus Plan.

                  (d) No Partnership Rights or Rights to Participate. A Participant's participation in the Program, investment in Purchased Shares, and grant of an Award under the Program confers no rights as a partner of a partnership. No Participant or employee will have any claim to participate in any offering period under the Program, except as selected by the Committee for a given offering period, and the Company will have no obligation to continue the Program for any offering period after the initial 1997 Offering Period.


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

                  (e) Changes to the Program. The Committee may amend, alter, suspend, discontinue, or terminate the Program without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to an outstanding Award.

                  (f) Limitation on Repurchase Obligation. The Company will not be obligated to repurchase shares from a Participant to pay the exercise price or withholding taxes relating to an exercise of an Option or settlement of Stock Units or Matching Restricted Stock Units if the Committee determines, prior to completion of any such repurchase, that such repurchase will not be permitted, in an individual case or generally; provided, however, that the Committee will have no power to prevent such a repurchase in a given case if such power would require the Committee to separately approve a repurchase from a Participant then subject to Section 16 of the Exchange Act in respect of the Company in order for such repurchase to be exempt under Rule 16b-3(e).

                  (g) Agreements and Other Documents. The Committee shall specify agreements or other documents to evidence rights and obligations under the Program. A form of agreement that may be used to evidence rights and obligations relating to Purchased Shares, Stock Units, and Matching Restricted Stock Units is attached hereto as Exhibit B, and a form of agreement that may be used to evidence rights and obligations relating to Options is attached hereto as Exhibit C.

                  (h) Governing Law. The validity, construction, and effect of the Program and agreements and related documents hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, and other laws (including those governing contracts) of the State of Rhode Island, without giving effect to principles of conflicts of laws, and applicable federal law.

         10. Effective Date and Termination of Program. The Program shall become effective on January 1, 1997. Unless earlier terminated under Section 9(e), the Program shall terminate at such time as no Stock Units or Options previously acquired or granted under the Program remain outstanding.

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